PLACEMENT AGREEMENT

12 November 2007

ORASCOM TELECOM EURASIA LIMITED
NILE CITY TOWERS, SOUTH TOWER
27TH FLOOR
CORNISH EL NILE, RAMLET BEAULAC
CAIRO, EGYPT

Dear Sirs:

Orascom Telecom Eurasia Limited (the "Selling Shareholder") is a company incorporated in Malta with limited liability and having its registered address at Suite 1, 17, Sir Augustus Bartolo Street, Ta' Xbiex, MSD11, Malta hereby agrees that, subject to the terms and conditions contained herein, the Selling Shareholder will sell up to 94,193,000 of ordinary shares, with a par value HK$0.25 per share (all ordinary shares are collectively referred to as the "Shares"), of Hutchison Telecommunications International Limited, a company organized under the laws of the Cayman Islands (the "Company"), and Citigroup Global Markets Asia Limited ("Citi" or the "Placement Agent") will act as the Selling Shareholder's sole and exclusive agent and use its best efforts to procure purchasers for such 94,193,000 Shares (the "Placing"). The Shares to be offered under this Placement Agreement are referred to herein as the "Offered Shares". All the Offered Shares are listed on The Stock Exchange of Hong Kong Limited (the "Stock Exchange").

The Selling Shareholder agrees to sell and the Placement Agent agrees to act as the Selling Shareholder's agent and use its best efforts to procure purchasers for the Offered Shares at a price per Offered Share of HK$10.70 (the "Purchase Price"). The Selling Shareholder hereby acknowledges that the Placement Agent may at its sole discretion procure any member within the group of companies of the Placement Agent as purchaser(s) for any of the Offered Shares at the Purchase Price.

1. Selling Shareholder's Representations and Warranties. The Selling Shareholder represents and warrants to, and agrees with the Placement Agent that:

     (a) (i) the Selling Shareholder owns the number of Shares of the Company set forth opposite its name on Schedule A hereto, (ii) to the Selling Shareholder's knowledge, the Offered Shares have been duly and validly authorized and issued, are fully paid up and non-assessable, and rank pari passu in all respects with the other issued Shares and (iii) were allotted and issued by the Company more than six months prior to the date hereof;
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     (b)  this Placement Agreement has been duly authorized, executed and delivered by the Selling Shareholder and is enforceable against the Selling Shareholder in accordance with its own terms;

     (c) the Selling Shareholder is duly incorporated and validly existing under the laws of the place of its incorporation and has full right, authority and power to enter into and perform its obligations under this Placement Agreement and to sell, assign, transfer and deliver the Offered Shares to the Placement Agent for transfer to the purchasers procured by the Placement Agent;

     (d) the Selling Shareholder has, and immediately prior to the Closing Date (as defined herein) will have, good and valid title to the Offered Shares, free and clear of all liens, encumbrances or claims; upon delivery of such Offered Shares, good and valid title thereto, free and clear of all liens, encumbrances or claims, will be transferred to the purchasers procured by the Placement Agent;

     (e) no consent, approval, authorization, or order of, or filing with, any governmental agency or body, any court, shareholder of the Company or any other third party is required to be obtained or made by such Selling Shareholder for the consummation of the transactions contemplated by this Placement Agreement in connection with the sale of the Offered Shares, other than those consents, approvals and authorizations that have been obtained which consents, approvals and authorizations shall remain valid until Closing;

     (f) the execution of this Placement Agreement, the offer, sale and delivery by the Selling Shareholder of the Offered Shares and the consummation of the transactions contemplated by this Placement Agreement do not conflict with or result in a breach or violation of any of the terms or provisions of, require any third party consent or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument, decree, regulation or law to which the Selling Shareholder is a party or by which the Selling Shareholder is bound or to which any of the property or assets of the Selling Shareholder is subject, or any of the provisions of the Articles of Association (or similar instrument) of the Selling Shareholder or any statute or any order, law, rule or regulation, judgment, order or decree of any court, government or governmental agency or body having jurisdiction over the Selling Shareholder or the property or assets of the Selling Shareholder or violation by the Selling Shareholder or its representatives on the board of directors of the Company of the Rules Governing the Listing of Securities on the Stock Exchange or any of the internal policies or guidelines of the Company or the Securities and Futures Ordinance (Cap.571 of the Laws of Hong Kong) (the "SFO"), except to the extent that any breach or violation of any loan

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          agreement or other agreement (but not any indenture, mortgage, deed of trust, decree, regulation or law) would not result in a material adverse change, in or affecting the business, assets or property of the Selling Shareholder;

     (g) other than Hong Kong stamp tax of as set forth in Section 3(a)(ii), no stamp or other issuance or transfer taxes or duties, and no indirect taxes or duties are payable by the purchasers procured by the Placement Agent or the Placement Agent, as the case may be, to Hong Kong or any political subdivision or taxing authority thereof or therein in connection with the sale and delivery of the Offered Shares;

     (h) neither the Selling Shareholder nor any of its representatives on the board of directors of the Company (i) is in possession or aware of any material or "price sensitive" information (including, without limitation, any information regarding any changes in the business and prospects of the Company or any adverse change or prospective adverse change in the condition of, or any actual, pending or threatened litigation, arbitration or similar proceeding involving, the Company) that is not described in the Company's most recent annual report or subsequent public information releases (the "Company Information") and
          (ii) has been and will be in contravention of Part XIV of the SFO or other applicable law or regulations prohibiting "insider dealing" in securities in connection with the offer and sale of the Offered Shares. The Selling Shareholder has read the Company Information and, to the best of the Selling Shareholder's knowledge, it does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The Company, to the knowledge of the Selling Shareholder, is in compliance with the rules and regulations, including the reporting requirements, of Hong Kong and the United States;

     (i) the offer and sale of the Offered Shares in the manner contemplated by this Placement Agreement will be exempt from the registration requirements of the U.S. Securities Act of 1933, as amended ("Securities Act");

     (j) neither the Selling Shareholder, nor any of its affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts (as such term is defined in Regulation S under the Securities Act ("Regulation S")) in connection with the offer and sale of the Offered Shares, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S to the extent applicable to the offer and sale of the Offered Shares; provided that this representation shall not be deemed to be made in respect of actions taken by the Placement Agent regarding the Offered Shares;

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     (k)  neither the Selling Shareholder nor its affiliates nor any persons acting on its or their behalf has engaged in or will engage in any form of general solicitation or general advertising (as those terms are used in Regulation D promulgated under the Securities Act) with respect to offers or sales of the Offered Shares in the United States;

     (1) the Company is a Foreign Issuer (as that term is defined in Rule 902 of Regulation S) and the Selling Shareholder reasonably believes that on the commencement of the offering of the Offered Shares there was no Substantial U.S. Market Interest (as that term is defined in Rule 902 of Regulation S) in the Offered Shares;

     (m) neither the Selling Shareholder nor any of its affiliates nor any person acting on its or their behalf has sold, offered for sale or solicited an offer to buy or otherwise negotiated or will sell, offer for sale or solicit an offer to buy or otherwise negotiate in respect of any security which would be integrated with the sale of the Offered Shares that would require registration of any of the Offered Shares under the Securities Act;

     (n) the Company is not, and as a result of the sale of the Offered Shares contemplated hereby will not be, subject to regulation as an "investment company" as defined under the United States Investment Company Act of 1940, as amended;

     (o)  the Shares are listed on The New York Stock Exchange;

     (p) neither the Selling Shareholder nor any of its affiliates nor any person acting on its or their behalf has or will have, directly or indirectly, bid for, purchased or attempted to induce any person to bid for or purchased any Shares or any securities which may, in the whole or in part, affect the value of the Shares;

     (q) none of the Selling Shareholder, any of its subsidiaries or any director, officer, agent, employee or affiliate of the Selling Shareholder or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury ("OFAC"); and the Selling Shareholder will not directly or indirectly use (or authorize or enable others to use) the proceeds of the offering of the Offered Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing or otherwise furthering the activities of any person subject to any U.S. sanctions administered by OFAC;

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     (r)  none of the Selling Shareholder, any of its subsidiaries or any director, officer, agent, employee or affiliate of the Selling Shareholder or any of its subsidiaries does any business with countries, entities or persons subject to any U.S. sanctions administered by the OFAC, or to any enabling legislation or executive order relating thereto, or any person or entity in those countries or with those persons, or perform contracts in support of projects in or for the benefit of those countries or those persons;

     (s) all statements of fact contained in any Announcement (as defined in Section "Announcements" below) with respect to the Selling Shareholder are true and accurate in all material respects, and are not misleading in any material respect, and there are no facts or matters which are not disclosed in the Announcement the omission of which makes the Announcement misleading in any material respect and all statements and expressions of opinions, intention or expectation therein are made on reasonable grounds (after due and proper consideration) and are fairly based and honestly held and the Selling Shareholder does not disagree in any material respect with any such statements or expressions;

     (t) the Selling Shareholder does not have rights to a claim of sovereign immunity with respect to or arising from its obligations to the Placement Agent herein; and

     (u)  the Selling Shareholder has the power to submit, and pursuant to
          Section 11 of this Placement Agreement, has legally, validly, effectively and irrevocably submitted, to the jurisdiction of the courts of Hong Kong, and has the power to designate, appoint and empower, and pursuant to Section 11 of this Placement Agreement, has legally, validly and effectively designated, appointed and empowered, an agent for service of process in any suit or proceeding based on or arising under this Placement Agreement in the courts of Hong Kong.

1A.  Placement Agent's representations and warranties

1A.1 The Placement Agent warrants to the Selling Shareholder and acknowledges and undertakes that as far as it is aware:

1A.1.1 neither it nor any of its affiliates, nor any person acting on its or their behalf, has engaged or will engage in any form of "general solicitation" or "general advertising" (as those terms are used in Rule 502(c) under the Securities Act) in connection with any offer or sale of the Offered Shares in the United States;

1A.1.2 neither it nor any of its affiliates, nor any person acting on its or their behalf, has engaged or will engage in any directed selling efforts (as defined in Regulation S) with respect to Offered Shares offered or sold outside the United States in reliance on Regulation S;

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1A.1.3 neither it nor any of its affiliates nor any person acting on its or their behalf has offered or sold, and will not offer or sell, and neither has procured nor will procure purchasers to purchase or procure, any Offered Shares as part of their distribution except in accordance with Regulation S or in accordance with an exemption from the registration requirements of the Securities Act, it being understood that any offeree of or purchaser of Offered Shares which is located in the United States or is a US Person shall be reasonably believed to be a qualified institutional buyers as defined in the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

1A.1.4 it has and will not take any action in any jurisdiction that would permit a public offering of the Offered Shares.

2.   Closing.

     (a) The Placement Agent shall inform the Selling Shareholder in writing of the number of Offered Shares placed by the Placement Agent under this Placement Agreement (the "Placed Shares") by 11 p.m. on 12 November 2007 (Hong Kong local time). Completion of the sale and purchase of the Placed Shares shall take place on 15 November 2007 (the "Closing Date"), or such other date as the Selling Shareholder and the Placement Agent may agree in writing. Completion of the transfer of the Placed Shares shall take place in CCASS on a free of payment basis. At or before 10:30 a.m. on the Closing Date, the Selling Shareholder shall procure that its designated CCASS participant inputs free of payment delivery instructions in CCASS to deliver the Placed Shares on the Closing Date in accordance with this Placement Agreement and the General Rules and the Operational Procedures to the CCASS stock accounts of the relevant CCASS participant(s) of the Placement Agent as provided to the Selling Shareholder by the Placement Agent prior to the Closing Date. As soon as practicable after the date of this Placement Agreement or otherwise in accordance with the rules of the Stock Exchange, Citi may, in its sole discretion, cause the sale and purchase of the Placed Shares to be input into the Automatic Order Matching System as operated by the Stock Exchange.

     (b) The Selling Shareholder shall procure that the Placed Shares delivered at the Closing Date in accordance with Section 2(a) shall be free from all liens, charges and encumbrances, and together with all rights attaching to them as at the date of this Placement Agreement, including the right to receive all dividends declared, made or paid on or after the date of this Placement Agreement.

     (c) Against compliance by the Selling Shareholder with its obligations pursuant to Sections 2(a) and 2(b) and subject to Section 6, the Placement Agent shall, on the Closing Date, make or procure the

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          making of payment to the Selling Shareholder in Hong Kong dollars of the aggregate Purchase Price of the Placed Shares (less the commissions and expenses payable by the Selling Shareholder referred to in Section 3), the payment of which shall constitute a complete discharge of the Placement Agent's obligations to act as the Selling Shareholder's agent to use its best efforts to procure purchasers for the Offered Shares hereunder. Such payment shall be made for value on the Closing Date and to such bank account held with a leading bank in Hong Kong as may be notified by the Selling Shareholder to the Placement Agent at least one business day before the Closing Date.

3.   Fees and Commissions.

     (a) In consideration of the agreement by the Placement Agent to act as the Selling Shareholder's agent and use its best efforts to procure purchasers for the Offered Shares and to procure the payment for the Placed Shares, the Selling Shareholder shall pay to the Placement Agent the following:

          (i)  a commission:

               (A) in the event that the number of Offered Shares placed by the Placement Agent under this Placement Agreement is less than 94,193,000 Shares, of 1% of the aggregate Purchase Price for the Placed Shares, which amounts the Placement Agent is authorised to deduct in accordance with sub-section 3(c) below, from the payments to be made by it to the Selling Shareholder, or

               (B) in the event that the number of Offered Shares placed by the Placement Agent under this Placement Agreement is equal to 94,193,000 Shares, of HK$22,791,588.50, which amounts the
                    Placement Agent is authorised to deduct in accordance with sub-section 3(c) below, from the payments to be made by it to the Selling Shareholder;

          (ii) stamp duty at the rate of HK$1.00 per HK$1,000 on the aggregate Purchase Price for the Placed Shares, which amounts the Placement Agent is hereby authorized to deduct in accordance with sub-section 3(c) below, from the payments to be made by it to the Selling Shareholder for the purposes of paying on the Selling Shareholder's behalf such duty; and

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          (iii) transaction levy levied by the Securities and Futures Commission of Hong Kong ("SFC") at the prevailing applicable rate (0.004%) and Stock Exchange trading fee at the prevailing applicable rate (0.005%) on the aggregate Purchase Price for the Placed Shares, which amounts the Placement Agent is hereby authorized to deduct in accordance with sub-section 3(c) below from the payments to be made by it to the Selling Shareholder for the purposes of paying on the Selling Shareholder's behalf such levy and trading fee.

     (b) The Placement Agent and the Selling Shareholder shall each bear its respective own legal costs and all other out-of-pocket expenses relating to the transactions contemplated under this Placement Agreement.

     (c) The Placement Agent is hereby authorized to deduct the commissions and expenses referred to in Sections 3(a)(i) - (iii) from the proceeds payable to the Selling Shareholder solely for the purposes specified therein (where applicable).

     (d) All payment to be made by the Selling Shareholder pursuant to this Clause 3 shall be made in full without any set-off, deduction or withholding whatsoever. In the event that any set-off, deduction or withholding is required by law to be made from such payments, the amount payable shall be grossed-up so that the payee of such payment receives the full amount which would have been received without such set-off, deduction or withholding.

4. Conditions Precedent. The obligations of the Placement Agent hereunder shall be subject in its discretion to (i) the condition that all representations and warranties and other statements of the Selling Shareholder herein are, at and as of the Closing Date, true and correct, and (ii) the condition that the Selling Shareholder shall have performed its obligations hereunder theretofore to be performed.

5.   Indemnity.

     (a) The Selling Shareholder will indemnify and hold harmless the Placement Agent, its officers, directors, employees and its affiliates and each person, if any, who controls, or is under common control with, such Placement Agent, with the term "control" having the meaning ascribed to it in Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Placement Agent may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any

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          breach of any of the representations and warranties of the Selling
          Shareholder contained herein or relate to or arise in connection with the offer of the Offered Shares and/or the sale and purchase of the Placed Shares contemplated hereby or any other matter or activities referred to or contemplated by this Placement Agreement, including any losses, claims, damages or liabilities arising out of or based upon the Selling Shareholder's failure to perform its obligations under this Placement Agreement, other than any losses, claims, damages or liabilities that have been finally judicially determined to have resulted directly from the Placement Agent's material breach of its obligations hereunder and will reimburse the Placement Agent for any legal or other expenses incurred by the Placement Agent in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

     (b) The Selling Shareholder shall not, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

     (c) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection
          (a) above, then the Selling Shareholder shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Selling Shareholder on the one hand and the Placement Agent on the other from the offering by the Selling Shareholder of the Offered Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Selling Shareholder on the one hand and the Placement Agent on the other in connection with any matter or activities referred to or contemplated by this Placement Agreement as well as any other relevant equitable considerations. The relative benefits received by the Selling Shareholder on the one hand and the Placement Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the Placing (before deducting expenses) received by the Selling Shareholder bear to the total discounts and commissions received by the Placement Agent from the Selling Shareholder under this Placement Agreement. The

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          relative fault shall be determined by reference to, among other things, the representations, warranties or undertakings that resulted in such losses, claims, damages or liabilities, as well as any other relevant considerations. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (c) shall be deemed to include any legal or other expenses incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (c).

     (d) The obligations of the Selling Shareholder under this Section "Indemnity" shall be in addition to any liability which the Selling Shareholder may otherwise have and shall extend, upon the same terms and conditions, to the directors, officers, employees and controlling persons within the meaning of the Securities Act or the Exchange Act, as the case may be, of the Placement Agent and each of its affiliates within the meaning of the Securities Act or Exchange Act (and shall include the partners of any such affiliates).

     (e) Each indemnified party under this subsection (e) shall have the right to enforce its rights against the Selling Shareholder under this Section "Indemnity" provided that, save to the extent notified in writing to the relevant indemnified party, the Placement Agent (without obligation) will have the sole conduct of any action to enforce such rights or settle any action or claim on behalf of the relevant indemnified person. Save as provided in this subsection (e), indemnified parties other than the Placement Agent will not be entitled directly to enforce their rights against any indemnifying party under this Placement Agreement. The Placement Agent and the Selling Shareholder may agree to terminate this Placement Agreement or vary any of its terms without the consent of any indemnified person and the Placement Agent will have no responsibility to any indemnified person under or as a result of this Placement Agreement.

     Each of the obligations of the Selling Shareholder set forth in this Section "Indemnity" shall survive termination of this Placement Agreement.

6.   Termination.

     (a) Notwithstanding anything contained herein, the Placement Agent may by notice to the Selling Shareholder terminate this Placement Agreement if any of the following shall occur on or after the date of this Placement Agreement: (i) a breach of, or any event rendering untrue or incorrect in any respect any of the warranties and representations contained herein or any failure to perform any of the undertakings or agreement in this Placement

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          Agreement; (ii) any change or development involving a prospective change, in national or international monetary, financial, political or economic conditions (including any disruption to trading generally, or trading in any of the Company's securities, on the Stock Exchange of Hong Kong, the London Stock Exchange, the New York Stock Exchange or the Nasdaq) or currency exchange rates or foreign exchange rates or foreign exchange controls; (iii) a general moratorium on commercial banking activities in Hong Kong, London or New York declared by the relevant authorities or a material disruption in commercial banking or securities settlement or clearance services in Hong Kong, the United Kingdom or the United States; (iv) a change or development involving a prospective change in the condition, business, results of operations or prospects of the Company and its subsidiaries as a whole from that set forth in the Company's most recent annual report or subsequent information releases issued prior to the date hereof in the judgment of Citi, is material and adverse and that makes it impracticable to conduct the placement of the Offered Shares in the manner contemplated herein; (v) a change or development involving a prospective change in taxation adversely affecting the Company, the Offered Shares or the transfer thereof; or (vi) any outbreak or escalation of hostilities or act of terrorism involving Hong Kong, the United Kingdom or the United States or the declaration by Hong Kong, the United Kingdom or the United States of a national emergency or war; which in the case of clauses (ii) and (vi) would in Citi's judgment, be likely to prejudice materially the success of the offer and distribution of the Offered Shares or dealing in the Offered Shares in the secondary market.

     (b) Each of the respective indemnities, agreements, representations, warranties and other statements by or on behalf of the Selling Shareholder, as set forth in this Placement Agreement shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Placement Agent or any controlling person of the Placement Agent, and shall survive delivery of and payment for the Placed Shares.

     (c) The Placement Agent shall have the right to terminate its obligations under this Placement Agreement if the Placed Shares are not delivered by or on behalf of the Selling Shareholder as provided herein or to effect the purchase of such Placed Shares as are delivered without relieving the Selling Shareholder from liability for default.

7. Announcements. The Placement Agent and the Selling Shareholder agrees, should the transactions contemplated by this Placement Agreement be the subject of a press release, that the contents of that

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     press release will be jointly agreed by them and used jointly by them on or after the date on which this Placement Agreement is executed. Except for such joint press release, the transactions contemplated by this Placement Agreement may not publicly be disclosed to any third party or otherwise publicly referred to by either party without the prior written consent of the other party. Notwithstanding the foregoing, the Selling Shareholder and the Placement Agent are entitled to notify the Company and any relevant stock exchange of the occurrence of its holding of the Shares in the Company falling below or rising above any applicable threshold.

8. Selling Shareholder's Covenants. The Selling Shareholder covenants and agrees with the Placement Agent that:

     (a) except for a transfer of Shares by the Selling Shareholder to a wholly owned subsidiary or to a wholly owned subsidiary of its holding company (and the Selling Shareholder shall procure such transferee(s) to comply with the provisions of this paragraph (a) below), the Selling Shareholder will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any additional Shares or securities convertible into or exchangeable or exercisable for Shares or any derivative instruments relating to the Shares or deposit any such securities in an American or Global Depositary Receipt facility during the period commencing on the date hereof and ending on the date 90 days after the date of the Closing Date, in each case without the prior written consent (not to be unreasonably withheld) of the Placement Agent;

     (b) the Selling Shareholder will promptly pay or transfer to or to the order of the Placement Agent on behalf of the purchasers of the Placed Shares upon receipt, any dividend or distribution declared by the Company in respect of the Shares for which a record date occurs on or after the date of this Placement Agreement;

     (c) the Selling Shareholder shall forthwith notify the Placement Agent of any change affecting any of the representations and warranties contained in Section "Selling Shareholder Representations and Warranties" which occur at any time before the Closing Date;

     (d) if, at any time prior to the Closing Date, the Selling Shareholder has knowledge of the occurrence of any event as a result of which the information contained in the Company Information would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Selling Shareholder will promptly notify the Placement Agent thereof and the reasons therefore;

     (e) the Selling Shareholder will provide the Placement Agent, at its request, with all such information known to it or which on reasonable enquiry ought to be known to it and relating to the Company and its subsidiaries or otherwise as may be reasonably required by the Placement Agent in connection with the Placing for the purposes of complying with all requirements of applicable law (including any due diligence defences) or of the Stock Exchange or of the SFC;

     (f) the Selling Shareholder shall do, or procure the doing of, all such other acts and things as may be reasonably required to be done by it to carry into effect the Placing in accordance with the terms of this Placement Agreement;

     (g) if this Placement Agreement is terminated pursuant to Clause 6, the Selling Shareholder shall remain liable to the Placement Agent for the payment of all costs, charges and expenses referred to in Clauses 3(a)(ii) and (iii) to the extent already incurred in accordance with the terms of this Placement Agreement; and

     (h) the Selling Shareholder hereby acknowledges that, in addition to the commissions, costs, charges and expenses referred to in Clause 3(a), the Placement Agent shall be entitled to keep for its own account any brokerage, fees or commissions that it may receive from the purchasers of the Placed Shares.

9. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Placement Agent shall be delivered or sent by mail, telex or facsimile transmission. The address and facsimile number of Citi and the Selling Shareholder are as follows (unless modifications are notified to each of the parties hereto upon not less than five business days' notice):

     (a) Citi: Citigroup Global Markets Asia Limited, 50/F Citibank Tower, Citibank Plaza, 3 Garden Road, Hong Kong; Attn: Edward Lam; Phone:
          +852 2501 2815 Fax: +852 3018 7167;

     (b) Selling Shareholder: Orascom Telecom Eurasia Limited, Nile City Towers, South Tower 27th Floor, Cornish El Nile, Ramlet Beaulac, Cairo, Egypt; Attn: Ragy Soliman; Phone: +202 461 5050 /5051 Fax: +20 2 461 5165

10. Miscellaneous. This Placement Agreement shall be binding upon, and inure solely to the benefit of, the Placement Agent and the Selling Shareholder and, to the extent provided herein, any directors, officers, employees and controlling persons of the Placement Agent, and their heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Placement Agreement. No purchaser of any of the Placed Shares shall be deemed a successor or assign by reason merely of such purchase. Unless otherwise specified herein, all references herein to date and time shall mean the local time at Hong Kong.

11. Jurisdictions. The Selling Shareholder hereby irrevocably submits to the exclusive jurisdiction of the courts of Hong Kong in any suit or proceeding arising out of or relating to this Placement Agreement or the transactions contemplated hereby and the Selling Shareholder irrevocably waives any objection which it may now or hereafter have to the service of process or the laying of venue in connection with any such proceeding. The Selling Shareholder irrevocably appoints The Law Debenture Corporation (H.K.) Limited of Room 3105, Alexandra House, 18 Chater Road, Central, Hong Kong, as its authorized agent upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Selling Shareholder, by the person serving the same to the address provided in the Section "Notices", shall be deemed in every respect effective service of process upon the Selling Shareholder in any such suit or proceeding. If for any reason such agent shall cease to be such agent for service of process, the Selling Shareholder shall forthwith appoint a new agent for service of process in Hong Kong and deliver to the Placement Agent a copy of the new agent's acceptance of that appointment within 30 days.

12. Governing Law. This Placement Agreement shall be governed by, and construed in accordance with, the laws of Hong Kong without regard to principles of conflicts of laws to the extent the application of such principles would cause the laws of a different state to apply.

13. Execution. This Placement Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please sign and return to us three (3) original counterparts hereof, and upon the acceptance hereof by you, this Placement Agreement and such acceptance hereof shall constitute a binding agreement between the Selling Shareholder and the Placement Agent.

Very truly yours,

CITIGROUP GLOBAL MARKETS ASIA LIMITED


By: /s/ Edward Lam
    -------------------------------------------------
Name:  Edward Lam
Title: Director, Head of Hong Kong Investment Banking

Accepted and agreed:

ORASCOM TELECOM EURASIA LIMITED


By:
    -------------------------------------------------
Name:
Title:

13. Execution. This Placement Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please sign and return to us three (3) original counterparts hereof, and upon the acceptance hereof by you, this Placement Agreement and such acceptance hereof shall constitute a binding agreement between the Selling Shareholder and the Placement Agent.

Very truly yours,

CITIGROUP GLOBAL MARKETS ASIA LIMITED


By:
    -------------------------------------------------
Name:
Title:

Accepted and agreed:

ORASCOM TELECOM EURASIA LIMITED


By: /s/ Ragy Soliman
    -------------------------------------------------
Name:   Ragy Soliman
Title:  General Counsel

                                                                      Schedule A

                                                        Number of
                                                          Shares
                                           Number of    to be sold
                                             Shares     ("Offered
Selling Shareholder                          Owned       Shares")
---------------------------------------   -----------   ----------
Orascom Telecom Eurasia Limited Limited   774,327,172   94,193,000

                                       16